                                             Exhibit 99.1
Editorial Contacts:
Kate Beerkens, Director of Investor Relations - ir@logitech.com
Bruno Rodriguez, Head of Corporate Communications - mediarelations@logitech.com
Ben Starkie, Corporate Communications - +41 (0) 79-292-3499, bstarkie1@logitech.com

Logitech Announces Q1 Fiscal Year 2026 Results
Strong First Quarter Underscores Company’s
Superior Innovation and Operational Excellence

LAUSANNE, Switzerland, and SAN JOSE, Calif., July 29, 2025 — SIX Swiss Exchange Ad hoc announcement pursuant to Art. 53 LR — Logitech International (SIX: LOGN) (Nasdaq: LOGI) today announced financial results for the first quarter of Fiscal Year 2026.
•Sales were $1.15 billion, up 5 percent in US dollars and 5 percent in constant currency, compared to Q1 of the prior year.
•GAAP gross margin was 41.7 percent, down 110 basis points, compared to Q1 of the prior year. Non-GAAP gross margin was 42.1 percent, down 120 basis points, compared to Q1 of the prior year.
•GAAP operating income was $162 million, up 6 percent, compared to Q1 of the prior year. Non-GAAP operating income was $202 million, up 11 percent, compared to Q1 of the prior year.
•GAAP earnings per share (EPS) was $0.98, up 7 percent compared to Q1 of the prior year. Non-GAAP EPS was $1.26, up 12 percent compared to Q1 of the prior year.
•Cash flow from operations was $125 million. The quarter-ending cash balance was $1.5 billion.
•The Company returned $122 million of cash to shareholders through share repurchases.
“We delivered a strong first quarter - an encouraging start to the new fiscal year that underscores Logitech’s resilience in a challenging environment,” said Hanneke Faber, Logitech chief executive officer. “Our growth was driven by our strategic priorities and strong demand. Superior innovation drove growth in all key categories. We grew robustly both in our B2B and consumer channels. And we executed well across all regions - with notably strong performance in Asia Pacific.”
“Our teams executed with excellence in the first quarter - we showed once again that Logitech thrives in uncertain times,” said Matteo Anversa, Logitech chief financial officer. “Through our focus on playing offense, controlling costs and being agile, we delivered mid-single-digit sales growth year over year, with an expansion in non-GAAP operating margin of 80 basis points.”

Outlook
Despite continued uncertainties in the operating environment, we are providing a financial outlook for the second quarter of FY26:

Q2 FY26 outlook
Sales	$1,145 - $1,190 million
Sales growth (in US dollars, year over year)	3% - 7%
Sales growth (in constant currency, year over year)	1% - 5%
Non-GAAP operating income	$180 - $200 million

Financial Results Videoconference and Webcast
Logitech will hold a financial results videoconference to discuss the results for Q1 Fiscal Year 2026 on Tuesday, July 29, 2025 at 1:30 p.m. Pacific Daylight Time (PDT) and 10:30 p.m. Central European Summer Time (CEST).

A livestream of the event will be available on the Logitech corporate website at https://ir.logitech.com. This press release and the Q1 Fiscal Year 2026 Shareholder Letter are also available there.

Use of Non-GAAP Financial Information and Constant Currency
To facilitate comparisons to Logitech’s historical results, Logitech has included non-GAAP adjusted measures in this press release, which exclude share-based compensation expense, amortization of intangible assets, acquisition-related costs, restructuring charges (credits), net, loss (gain) on investments, non-GAAP income tax adjustment, and other items detailed under “Supplemental Financial Information” after the tables below and posted to our website at https://ir.logitech.com. Logitech also presents percentage sales growth in constant currency (“cc”), a non-GAAP measure, to show performance unaffected by fluctuations in currency exchange rates. Percentage sales growth in constant currency is calculated by translating prior period sales in each local currency at the current period’s average exchange rate for that currency and comparing that to current period sales. Logitech believes this information, used together with the GAAP financial information, will help investors to evaluate its current period performance, and trends in its business. With respect to the Company’s outlook for non-GAAP operating income, most of the excluded amounts pertain to events that have not yet occurred and are not currently possible to estimate with a reasonable degree of accuracy. Therefore, no reconciliation to the GAAP amounts has been provided for the second quarter of Fiscal Year 2026 non-GAAP outlook.

Public Dissemination of Certain Information
Recordings of Logitech’s earnings videoconferences and certain events Logitech participates in or hosts, with members of the investment community are posted on the company’s investor relations website at https://ir.logitech.com. Additionally, Logitech provides notifications of news or announcements regarding its operations and financial performance, including its filings with the Securities and Exchange Commission (SEC), investor events, and press and earnings releases as part of its investor relations website. Logitech intends to use its investor relations website as means of disclosing material nonpublic information and for complying with its disclosure obligations under Regulation FD. Logitech’s corporate governance information also is available on its investor relations website.

About Logitech
Logitech designs software-enabled hardware solutions that help businesses thrive and bring people together when working, creating and gaming. As the point of connection between people and the digital world, our mission is to extend human potential in work and play, in a way that is good for people and the planet. Founded in 1981, Logitech International is a Swiss public company listed on the SIX Swiss Exchange (LOGN) and on the Nasdaq Global Select Market (LOGI). Find Logitech and its other brands, including Logitech G, at www.logitech.com or company blog.

# # #
This press release contains forward-looking statements within the meaning of the U.S. federal securities laws, including, without limitation, statements regarding: our preliminary financial results for the three months ended June 30, 2025; Q2 FY26 outlook, including for net sales and non-GAAP operating income, growth expectations, and related assumptions. The forward-looking statements in this press release are subject to risks and uncertainties that could cause Logitech’s actual results and events to differ materially from those anticipated in these forward-looking statements, including, without limitation: macroeconomic and geopolitical conditions and other factors and their impact, for example the resilience of overall consumer demand, B2B and IT spending levels, changes in inflation levels and monetary policies, governments’ fiscal policies, and geopolitical conflicts; our expectations regarding our expense discipline efforts, including the timing thereof; changes in secular trends that impact our business; if our product offerings, marketing activities and investment prioritization decisions do not result in the sales, profitability or profitability growth we expect, or when we expect it; if we fail to innovate and develop new products in a timely and cost-effective manner for our new and existing product categories; issues relating to development and use of artificial intelligence; if we do not successfully execute on our growth opportunities or our growth opportunities are more limited than we expect; the effect of demand variability, supply shortages and other supply chain challenges; the effect of logistics challenges, including disruptions in logistics; the effect of pricing, product, marketing and other initiatives by our competitors, and our reaction to them, on our sales, gross margins and profitability; if we are not able to maintain and enhance our brands; if our products and marketing strategies fail to separate our products from competitors’ products; if we do not efficiently manage our spending; our expectations regarding our restructuring efforts, including the timing thereof; if there is a deterioration of business and economic conditions in one or more of our sales regions or product categories, or significant fluctuations in exchange rates; changes in trade regulations, policies and agreements and the imposition of tariffs that affect our products or operations and our ability to mitigate; if we do not successfully execute on strategic acquisitions and investments; risks associated with acquisitions; and the effect of changes to our effective income tax rates. A detailed discussion of these and other risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements is included in Logitech’s periodic filings with the Securities and Exchange Commission (“SEC”), including our Annual Report on Form 10-K for the fiscal year ended March 31, 2025, and other reports filed with the SEC, available at www.sec.gov, under the caption Risk Factors and elsewhere. Logitech does not undertake any obligation to update any forward-looking statements to reflect new information or events or circumstances occurring after the date of this press release.

Note that unless noted otherwise, comparisons are year over year.

Logitech and other Logitech marks are trademarks or registered trademarks of Logitech Europe S.A. and/or its affiliates in the U.S. and other countries. All other trademarks are the property of their respective owners. For more information about Logitech and its products, visit the company’s website at www.logitech.com.

(LOGIIR)

LOGITECH INTERNATIONAL S.A.
PRELIMINARY RESULTS*
(In thousands, except per share amounts) - unaudited

	Three Months Ended June 30,
GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS	2025	2024

Net sales	$1,147,703	$1,088,217
Cost of goods sold	666,592	619,517
Amortization of intangible assets	2,149	2,442
Gross profit	478,962	466,258

Operating expenses:
Marketing and selling	195,796	196,905
Research and development	74,587	75,307
General and administrative	41,797	37,458
Amortization of intangible assets and acquisition-related costs	2,646	2,703
Restructuring charges, net	2,042	386
Total operating expenses	316,868	312,759

Operating income	162,094	153,499
Interest income	11,229	15,790
Other income (expense), net	1,162	(1,898)
Income before income taxes	174,485	167,391
Provision for income taxes	28,470	25,558
Net income	$146,015	$141,833

Net income per share:
Basic	$0.99	$0.93
Diluted	$0.98	$0.92

Weighted average shares used to compute net income per share:
Basic	147,864	153,300
Diluted	149,053	154,978

LOGITECH INTERNATIONAL S.A.
PRELIMINARY RESULTS*
(In thousands, except per share amounts) - unaudited

	June 30,	March 31,
CONDENSED CONSOLIDATED BALANCE SHEETS	2025	2025

Current assets:
Cash and cash equivalents	$1,487,822	$1,503,205
Accounts receivable, net	636,523	454,546
Inventories	499,770	503,747
Other current assets	154,106	131,211
Total current assets	2,778,221	2,592,709

Non-current assets:
Property, plant and equipment, net	116,103	113,858
Goodwill	465,790	463,230
Other intangible assets, net	20,324	24,630
Other assets	362,525	344,077
Total assets	$3,742,963	$3,538,504

Current liabilities:
Accounts payable	$549,936	$414,586
Accrued and other current liabilities	672,788	686,503
Total current liabilities	1,222,724	1,101,089

Non-current liabilities:
Income taxes payable	97,074	88,483
Other non-current liabilities	235,913	221,512
Total liabilities	1,555,711	1,411,084

Shareholders’ equity:
Registered shares, CHF 0.25 par value Issued shares: 168,994 at June 30, 2025 and March 31, 2025	29,432	29,432
Additional paid-in capital	64,604	82,591
Shares in treasury, at cost Treasury shares: 21,443 and 20,485 at June 30, 2025 and March 31, 2025, respectively	(1,536,190)	(1,464,912)
Retained earnings	3,759,569	3,627,261
Accumulated other comprehensive loss	(130,163)	(146,952)
Total shareholders’ equity	2,187,252	2,127,420
Total liabilities and shareholders’ equity	$3,742,963	$3,538,504

LOGITECH INTERNATIONAL S.A.
PRELIMINARY RESULTS*
(In thousands) - unaudited
	Three Months Ended June 30,
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS	2025	2024

Cash flows from operating activities:
Net income	$146,015	$141,833
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	15,064	14,506
Amortization of intangible assets	4,795	5,079
Loss on investments	393	1,186
Share-based compensation expense	32,828	23,405
Deferred income taxes	12,113	11,662
Other	(25)	(24)
Changes in assets and liabilities:
Accounts receivable, net	(166,767)	(53,952)
Inventories	17,304	(39,095)
Other assets	(19,817)	4,907
Accounts payable	135,003	109,028
Accrued and other liabilities	(51,861)	(42,506)
Net cash provided by operating activities	125,045	176,029
Cash flows from investing activities:
Purchases of property, plant and equipment	(16,276)	(14,586)
Purchases of deferred compensation investments	(3,261)	(695)
Proceeds from sales of deferred compensation investments	1,738	738
Other investing activities	(301)	(816)
Net cash used in investing activities	(18,100)	(15,359)
Cash flows from financing activities:
Purchases of registered shares	(121,657)	(130,899)
Proceeds from exercises of stock options and purchase rights	3,262	4,618
Tax withholdings related to net share settlements of restricted stock units	(16,038)	(18,853)
Net cash used in financing activities	(134,433)	(145,134)
Effect of exchange rate changes on cash and cash equivalents	12,105	(1,998)
Net increase (decrease) in cash and cash equivalents	(15,383)	13,538
Cash and cash equivalents, beginning of the period	1,503,205	1,520,842
Cash and cash equivalents, end of the period	$1,487,822	$1,534,380

LOGITECH INTERNATIONAL S.A.
PRELIMINARY RESULTS*
(In thousands) - unaudited

SUPPLEMENTAL FINANCIAL INFORMATION	Three Months Ended June 30,
NET SALES	2025	2024	Change

Net sales by product category:
Gaming (1)	$315,875	$309,475	2%
Keyboards & Combos	222,492	215,333	3
Pointing Devices	195,780	189,946	3
Video Collaboration	166,716	147,042	13
Webcams	84,374	72,904	16
Tablet Accessories	91,227	78,539	16
Headsets	45,523	44,236	3
Other (2)	25,716	30,742	(16)
Total Net Sales	$1,147,703	$1,088,217	5%

(1) Gaming includes streaming services revenue generated by Streamlabs.
(2) Other primarily consists of mobile speakers and PC speakers.

LOGITECH INTERNATIONAL S.A.
PRELIMINARY RESULTS*
(In thousands, except per share amounts) - unaudited

SUPPLEMENTAL FINANCIAL INFORMATION	Three Months Ended June 30,
GAAP TO NON-GAAP RECONCILIATION (A)	2025	2024

Gross profit - GAAP	$478,962	$466,258
Share-based compensation expense	2,380	2,598
Amortization of intangible assets	2,149	2,442
Gross profit - Non-GAAP	$483,491	$471,298

Gross margin - GAAP	41.7%	42.8%
Gross margin - Non-GAAP	42.1%	43.3%

Operating expenses - GAAP	$316,868	$312,759
Less: Share-based compensation expense	30,448	20,807
Less: Amortization of intangible assets and acquisition-related costs	2,646	2,703
Less: Restructuring charges, net	2,042	386
Operating expenses - Non-GAAP	$281,732	$288,863

% of net sales - GAAP	27.6%	28.7%
% of net sales - Non-GAAP	24.5%	26.5%

Operating income - GAAP	$162,094	$153,499
Share-based compensation expense	32,828	23,405
Amortization of intangible assets and acquisition-related costs	4,795	5,145
Restructuring charges, net	2,042	386
Operating income - Non-GAAP	$201,759	$182,435

% of net sales - GAAP	14.1%	14.1%
% of net sales - Non-GAAP	17.6%	16.8%

Net income - GAAP	$146,015	$141,833
Share-based compensation expense	32,828	23,405
Amortization of intangible assets and acquisition-related costs	4,795	5,145
Restructuring charges, net	2,042	386
Loss on investments	393	1,186
Non-GAAP income tax adjustment	2,095	2,670
Net income - Non-GAAP	$188,168	$174,625

Net income per share:
Diluted - GAAP	$0.98	$0.92
Diluted - Non-GAAP	$1.26	$1.13

Shares used to compute net income per share:
Diluted - GAAP and Non-GAAP	149,053	154,978

LOGITECH INTERNATIONAL S.A.
PRELIMINARY RESULTS*
(In thousands) - unaudited

SUPPLEMENTAL FINANCIAL INFORMATION	Three Months Ended June 30,
SHARE-BASED COMPENSATION EXPENSE	2025	2024

Share-based Compensation Expense
Cost of goods sold	$2,380	$2,598
Marketing and selling	13,930	11,851
Research and development	6,351	5,739
General and administrative	10,167	3,217
Total share-based compensation expense	32,828	23,405
Income tax benefit	(4,906)	(7,602)
Total share-based compensation expense, net of income tax benefit	$27,922	$15,803

*Note: These preliminary results for the three months ended June 30, 2025 are subject to adjustments, including subsequent events that may occur through the date of filing our Quarterly Report on Form 10-Q.

(A) Non-GAAP Financial Measures

To supplement our condensed consolidated financial results prepared in accordance with GAAP, we use a number of financial measures, both GAAP and non-GAAP, in analyzing and assessing our overall business performance, for making operating decisions and for forecasting and planning future periods. We consider the use of non-GAAP financial measures helpful in assessing our current financial performance, ongoing operations and prospects for the future as well as understanding financial and business trends relating to our financial condition and results of operations.

While we use non-GAAP financial measures as a tool to enhance our understanding of certain aspects of our financial performance and to provide incremental insight into the underlying factors and trends affecting both our performance and our cash-generating potential, we do not consider these measures to be a substitute for, or superior to, the information provided by GAAP financial measures. Consistent with this approach, we believe that disclosing non-GAAP financial measures to the readers of our financial statements provides useful supplemental data that, while not a substitute for GAAP financial measures, can offer insight in the review of our financial and operational performance and enables investors to more fully understand trends in our current and future performance. In assessing our business during the quarter ended June 30, 2025 and prior periods presented, we excluded items in the following general categories, each of which are described below:

Share-based compensation expense. We believe that providing non-GAAP measures excluding share-based compensation expense, in addition to the GAAP measures, allows for a more transparent comparison of our financial results from period to period. We prepare and maintain our budgets and forecasts for future periods on a basis consistent with this non-GAAP financial measure. Further, companies use a variety of types of equity awards as well as a variety of methodologies, assumptions and estimates to determine share-based compensation expense. We believe that excluding share-based compensation expense enhances our ability and the ability of investors to understand the impact of non-cash share-based compensation on our operating results and to compare our results against the results of other companies.

Amortization of intangible assets. We incur intangible asset amortization expense, primarily in connection with our acquisitions of various businesses and technologies. The amortization of purchased intangibles varies depending on the level of acquisition activity. We exclude these various charges in budgeting, planning and forecasting future periods and we believe that providing the non-GAAP measures excluding these various non-cash charges, as well as the GAAP measures, provides additional insight when comparing our gross profit, operating expenses, and financial results from period to period.

Acquisition-related costs. We incurred expenses in connection with our acquisitions which we generally would not have otherwise incurred in the periods presented as a part of our continuing operations. Acquisition-related costs include certain incremental expenses incurred to effect a business combination. We believe that providing the non-GAAP measures excluding these costs, as well as the GAAP measures, assists our investors because such costs are not reflective of our ongoing operating results.

Restructuring charges (credits), net. These charges (credits) are associated with restructuring plans, and will vary based on the initiatives in place during any given period. Restructuring charges may include costs related to employee terminations, facility closures and early cancellation of certain contracts as well as other costs resulting from our restructuring initiatives. We believe that providing the non-GAAP measures excluding these items, as well as the GAAP measures, assists our investors because such charges (credits) are not reflective of our ongoing operating results.

Loss (gain) on investments. We recognize losses (gains) related to our investments in various companies, which vary depending on the operational and financial performance of the companies in which we invest. These amounts include our losses (earnings) on equity method investments as well as investment impairments and losses (gains) resulting from sales or other events related to our investments. We believe that providing the non-GAAP measures excluding these items, as well as the GAAP measures, assists our investors because such losses (gains) are not reflective of our ongoing operations.

Non-GAAP income tax adjustment. Non-GAAP income tax adjustment primarily measures the income tax effect of non-GAAP adjustments excluded above as well as the income tax impact of non-recurring deferred taxes, tax settlements, and other non-routine tax events, the determination of which is based upon the nature of the underlying items.

Each of the non-GAAP financial measures described above, and used in this press release, should not be considered in isolation from, or as a substitute for, a measure of financial performance prepared in accordance with GAAP. Further, investors are cautioned that there are inherent limitations associated with the use of each of these non-GAAP financial measures as an analytical tool. In particular, these non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles and many of the adjustments to the GAAP financial measures reflect the exclusion of items that are recurring and may be reflected in the Company’s financial results for the foreseeable future. We compensate for these limitations by providing specific information in the reconciliation included in this press release regarding the GAAP amounts excluded from the non-GAAP financial measures. In addition, as noted above, we evaluate the non-GAAP financial measures together with the most directly comparable GAAP financial information.

Additional Supplemental Financial Information - Constant Currency

In addition, Logitech presents percentage sales growth in constant currency to show performance unaffected by fluctuations in currency exchange rates. Percentage sales growth in constant currency is calculated by translating prior period sales in each local currency at the current period’s average exchange rate for that currency and comparing that to current period sales.